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                                                                     Exhibit 1.1

                               3,066,667 Shares/1/

                            Buffalo Wild Wings, Inc.

                                  Common Stock

                                 (No Par Value)

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               November __, 2003

RBC Dain Rauscher Inc.
SG Cowen Securities Corporation
McDonald Investments Inc.
As the Representatives of the several
  underwriters named in Schedule I hereto
c/o RBC Capital Markets
60 South Sixth Street
Minneapolis, MN  55402

Ladies and Gentlemen:

     Buffalo Wild Wings, Inc., a Minnesota corporation (the "Company") proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 2,666,667 shares of the Company's common stock, no par value (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. In addition, the Company and certain stockholders of the Company (the "Selling Stockholders") propose to sell at the Underwriters' option an aggregate of up to 400,000 additional shares of the Company's common stock of which 200,000 shares will be sold by the Company and 200,000 shares will be sold by the Selling Stockholders (the "Option Shares"). The respective amounts to be sold by the Selling Stockholders are set forth opposite their names in Schedule II hereto.

     As the Representatives, you have advised the Company and the Selling Stockholders (a) that you are authorized to enter into this agreement (this "Agreement") on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus

--------------
/1/ Includes up to 400,000 additional shares to cover over-allotments.

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their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to each of the Underwriters as follows:

          (a) A registration statement on Form S-1 (File No. 333-108695) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

          (b) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. As of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the time of delivery as to the Prospectus as amended or supplemented, the Registration Statement contains, and the Prospectus and any amendments or supplements to the Registration Statement and the Prospectus will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, the Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact, and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to

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make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

          (c) This Agreement been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full corporate power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

          (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company, as listed in Exhibit A hereto (collectively, the "Subsidiaries"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. Each of the Company and the Subsidiaries is duly qualified to transact business and is in good standing as a foreign corporation in all jurisdictions in which the conduct of its business requires such qualification; except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

          (e) The outstanding shares of common stock of the Company, including all shares to be sold by the Selling Stockholders, ("Common Shares") have been duly authorized and validly issued and are fully paid and non-assessable; the portion of the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable, and no preemptive rights, rights of first refusal, rights of co-sale or similar rights in favor of stockholders of the Company ("Stockholders") with respect

                                       3

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to any of the Shares, exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been described in the Registration Statement and waived or satisfied, for or relating to the registration of any shares of Common Shares.

     (f) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation. Immediately after the issuance and sale of the Shares to the Underwriters, no shares of preferred stock of the Company ("Preferred Stock") shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of Preferred Stock of the Company. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been waived.

     (g) The Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

     (h) The Company has delivered to each of the Representatives one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

     (i) The Company has not distributed and will not distribute any prospectus or other offering material (including, without limitation, content on the Company's website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

     (j) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The statistical and market-related data included in the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate.

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     (k) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (l) The Company has designed and established, and is maintaining, (a) "disclosure controls and procedures" (as defined below) adequate to ensure that material information relating to the Company is made known to the Company's principal executive officer and principal financial officer by others within the Company, and (b) "internal controls and procedures for financial reporting" which provide reasonable assurance that the Company's financial statements are fairly presented in conformity with generally accepted accounting principles. For the purposes of the foregoing sentence, (a) the phrase "disclosure controls and procedures" means controls and other procedures of the Company that are designed to ensure that information required to be disclosed by the issuer in registration statements under the Act or reports that it files or submits under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act") is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms; "disclosure controls and procedures" include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in such registration statements and reports that it files or submits is accumulated and communicated to the Company's management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and (b) the phrase "internal controls and procedures for financial reporting" means controls that pertain to the preparation of financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principals as addressed by the Codification of Statements on Auditing Standards ss. 319 or any superseding definition or other literature that is adopted by the Public Company Accounting Oversight Board.

     (m) KPMG LLP, which has certified certain financial statements of the Company and delivered its opinion with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, is a firm of independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations (including without limitation the Sarbanes-Oxley Act of 2002 and all rules and regulations of the Commission thereunder).

     (n) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries might have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement and the Prospectus. To the knowledge of the Company, there is no action, suit, claim or proceeding pending against any of the Company's franchisees (the "Franchisees") which if determined adversely to the Franchisee might have

                                        5

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a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement and the Prospectus. With respect to references to Franchisees in the foregoing representations and warranties, each such representation and warranty as to Franchisees is made only as to the Company's knowledge.

     (o) No labor problem or dispute with the employees of the Company, its Subsidiaries or its Franchisees exists or, to the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its, its Subsidiaries' or its Franchisees' principal suppliers, contractors or customers, that could have a Material Adverse Effect. With respect to references to Franchisees in the foregoing representations and warranties, each such representation and warranty as to Franchisees is made only as to the Company's knowledge.

     (p) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount to the business of the Company and its Subsidiaries taken as a whole. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement and the Prospectus. The Company has not received any notice of any claim adverse to its ownership of any property or any claim against the continued possession of any property, whether owned or held under lease or sublease by the Company.

     (q) The Company and the Subsidiaries have filed all federal, state, local, foreign and franchise tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. generally accepted accounting principles. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

     (r) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, and prior to or on the Closing Date and, if later, the Option Closing Date, there has not been any material adverse change or any development involving a prospective change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement and the Prospectus, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Company's financial statements in the Registration Statement and the Prospectus.

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          (s) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its articles of incorporation ("Charter") or by-laws ("By-Laws") or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default has had or is reasonably likely to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or (ii) the Charter or By-Laws of the Company, or (iii) any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except in the case of clauses (i) and (iii) for any conflict, breach, or default that would not have a Material Adverse Effect or would not prevent or adversely affect the consummation of the transactions herein contemplated or the fulfillment of the terms hereof.

          (t) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or blue sky laws) has been obtained or made and is in full force and effect.

          (u) The Company and each of the Subsidiaries has all licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations ("Permits") from governmental authorities as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties in the manner described in the Prospectus, except where the failure to have such Permits would not have a Material Adverse Effect. There is no claim, proceeding or controversy, pending or, to the knowledge of the Company or any of the Subsidiaries, threatened, involving the status of or sanctions under any of the Permits, except where such claim, proceeding or controversy would not have a Material Adverse Effect. The Company and each of the Subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Company or any of the Subsidiaries under such Permit, except where such revocation, termination, modification or other impairment would not have a Material Adverse Effect. None of the Permits contains any restriction that is materially burdensome on the Company or any of its Subsidiaries.

          (v) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers or directors, except as set forth in the Registration Statement.

          (w) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which

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has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Shares to facilitate the sale or resale of the Shares.

          (x) Neither the Company nor any of the Subsidiaries is an "investment company" within the meaning of such term under the Investment Company Act of 1940, and the rules and regulations of the Commission thereunder (the "1940 Act").

          (y) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is reasonable for the conduct of their respective businesses and the value of their respective properties and, to the Company's knowledge, as is customary for companies engaged in similar industries. All policies of insurance insuring the Company or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects.

          (z) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (aa) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee, or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (bb) The Company does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity, other than (i) the Subsidiaries, and
(ii) equity securities representing less than 20% of the outstanding amount of such class of securities of any entity and debt securities neither of which, when combined with any other relationship between the Company and the issuer of such equity or debt securities, would cause the Company to be an affiliate (as such term is defined under the Act and the Rules and Regulations) of the issuer of such securities, or would require the Company to account for any such equity or debt securities other than as an investment under generally accepted accounting principles.

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          (cc) Neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement or the Prospectus, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company, any Subsidiary or any other party to any such contract or agreement.

          (dd) Neither the Company nor any Subsidiary is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, "Environmental Laws") which individually or in the aggregate would have a Material Adverse Effect. Neither the Company nor the Subsidiaries own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (ee) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Company or any Subsidiary, by any of their officers, directors, employees or agents or, to the knowledge of the Company, by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Company nor any Subsidiary, nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or any Subsidiary.

          (ff) The Company and each of the Subsidiaries owns, licenses, or otherwise has rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its respective business as currently carried on and as proposed to be carried on as described in the Registration Statement and the Prospectus (collectively and together with any applications or registrations for the foregoing, the "Intellectual Property"). Except as specifically described in the Registration Statement or the Prospectus, (i) no third parties have obtained rights to any such Intellectual Property from the Company, other than licenses granted in the ordinary course and those that would not have a Material Adverse Effect; (ii) to the Company's knowledge, there is no infringement or misappropriation by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others

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challenging the Company's or any Subsidiary's rights in or to any such
Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim;
(v) there is no prior, pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company any of the Subsidiaries, or any of the Company's or its Subsidiaries' products, product candidates, or services infringes, misappropriates, or otherwise violates, or would infringe upon, misappropriate or otherwise violate the development or commercialization of its products, product candidates, or services described in the Prospectus, any patent, trademark, copyright, trade secret or other proprietary right of others, and the Company is unaware of any facts which would form a basis for any such claim; and (vi) neither Company nor its Subsidiaries have committed any act or omitted to undertake any act the effect of such commission or omission would render the Intellectual Property invalid or unenforceable in whole or in part. None of the technology employed by the Company has been obtained or, to the Company's knowledge, is being used by the Company in violation of the rights of any person or third party. The Company knows of no infringement or misappropriation by others of Intellectual Property that would be reasonably likely to have a Material Adverse Effect.

          (gg) The conduct of business by the Company and each of the Subsidiaries complies in all material respects, with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items ("Laws") applicable to its business, including, without limitation, (a) the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substance Control Act and similar federal, state, local and foreign Laws applicable to hazardous or regulated substances and radioactive or biologic materials, (b) all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations of the Commission thereunder and (c) licensing and certification Laws covering any aspect of the business of the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries has received any notification asserting, or has knowledge of, any present or past failure to comply with or violation of any such Laws which would, individually or in the aggregate, have a Material Adverse Effect.

          (hh) The information contained in the Registration Statement and the Prospectus regarding the Company's expectations, plans and intentions, and any other information that constitutes "forward-looking" information within the meaning of the Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company's good faith belief and/or estimate of the matters described therein.

          (ii) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby pursuant to Section 8 hereof shall be deemed a representation and warranty by the Company to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

          (jj) Except as disclosed in the Prospectus, there are no relationships, direct or indirect, or related-party transactions involving the Company, any Subsidiary or any other person

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that are required to be described in the Registration Statement or the
Prospectus. The Company is not, directly or indirectly, extending or maintaining credit, arranging for the extension of credit or renewing an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus.

          (kk) There are no transactions, arrangements and other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 under the Act) and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an "Off Balance Sheet Transaction") that could reasonably be expected to affect materially the Company's liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission's Statement about Management's Discussion and Analysis of Financial Condition and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

          (ll) To the Company's knowledge, none of the Franchisees are in default under, or in breach of, any franchise agreement to which any Franchisee is a party or by which any Franchisee may be bound or to which any property or assets of any Franchisee is subject, except for any default or breach that would not have a Material Adverse Effect.

     2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS.

          Each of the Selling Stockholders severally represents and warrants to each of the Underwriters as follows:

          (a) Such Selling Stockholder now has and at the Option Closing Date, if any, will have title to the Option Shares to be sold by such Selling Stockholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Option Shares; and upon the delivery of, against payment for, such Option Shares pursuant to this Agreement, the Underwriters will acquire title thereto, free and clear of any liens, encumbrances, equities and claims.

          (b) Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement, the Power of Attorney, and the Custodian Agreement referred to below and to perform its obligations under such Agreements. The execution and delivery of this Agreement and the consummation by such Selling Stockholder of the transactions herein contemplated and the fulfillment by such Selling Stockholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or blue sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Selling Stockholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Stockholder is a party, or of any order, rule or regulation applicable to such Selling

Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

          (c) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Shares of the Company and, other than as permitted by the Act, the Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

          (d) Such Selling Stockholder has reviewed the Registration Statement and the Prospectus and to the best knowledge of such Selling Stockholder neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading regarding such Selling Stockholder.

          (e) Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights pursuant to the Registration Rights Agreement, dated December 2, 1999, by and among the Company and the other parties named therein.

          (f) Such Selling Stockholder does not have any preemptive rights or other rights to any securities of the Company or any of its subsidiaries in connection with the offering contemplated by this Agreement, or any other offering or issuance of securities by the Company or any Subsidiary prior to or on or after the date hereof; such Selling Stockholder has not granted or assigned any preemptive rights or other rights to any securities of the Company or any Subsidiary to any person or entity.

          (g) All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the Option Closing Date will be, true, correct, and complete in all material respects, and does not, and on the Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of shares of Common Shares set forth opposite such Selling Stockholder's name in the Prospectus under the caption "Principal and Selling Stockholders" (both prior to and after giving effect to the sale of the Common Shares).

          (h) Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby pursuant to
Section 8 hereof shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter and shall be deemed to be a part of this Section 2 and incorporated herein by this reference.

     3. Purchase, Sale and Delivery of the Firm Shares.

          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 10 hereof.

          (b) Payment for the Firm Shares to be sold hereunder is to be made in New York Clearing House funds by wire transfer of immediately available funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

          (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholders hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section. The number of Option Shares to be purchased by each Underwriter from each Selling Stockholder shall be as nearly as practicable in the same proportion to the total number of Option Shares being sold by each Selling Stockholder as the number of Option Shares being purchased by each Underwriter bears to the total number of Option Shares to be sold hereunder. The obligations of the Company and of each of the Selling Stockholders shall be several and not joint. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representatives of the several Underwriters, to the Company, the Attorney-in-Fact, and the Custodian setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. If the option granted hereby is exercised in part, the respective number of Option Shares to be sold by the Company and each of the Selling Stockholders shall be in the same proportion to the total number of Option Shares being sold as the number of Option Shares being sold by the Company and each of the Selling Stockholders would have borne to the total number of Option Shares had the option granted hereby been exercised in full, adjusted by you in such manner as to avoid fractional shares. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Attorney-in-Fact. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of the Company for the Option Shares to be sold by it and to the order of "Continental Stock Transfer & Trust Company, as Custodian" for the Option Shares to be sold by the Selling Stockholders against delivery of certificates therefor through the facilities of the Depository Trust Company, New York, New York.

          (d) Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Stockholders have been placed in custody with Continental Stock Transfer & Trust Company as custodian (the "Custodian") pursuant to a Custodian Agreement executed by each Selling Stockholder (the "Custodian Agreement"), a copy of which has been delivered to you, for delivery of any Option Shares to be sold hereunder by the Selling Stockholders. Each of the Selling Stockholders specifically agrees that any Option Shares represented by the certificates held in custody for the Selling Stockholders under the Custodian Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminable by any act or deed of the Selling Stockholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Stockholder or the dissolution of a corporate Selling Stockholder) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement. If any such event should occur prior to the delivery to the Underwriters of the Option Shares hereunder, certificates for the Option Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

          (e) If on the Option Closing Date, if any, any Selling Stockholder fails to sell the Option Shares which such Selling Stockholder has agreed to sell on such date as set forth in Schedule II hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Shares to the Underwriters which represents the Option Shares which such Selling Stockholder has failed to so sell, as set forth in Schedule II hereto, or such lesser number as may be requested by the Representatives.

     4. OFFERING BY THE UNDERWRITERS.

          It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 3 hereof, the Underwriters will offer them to the public on the foregoing terms.

          It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

     5.   COVENANTS OF THE COMPANY.

          The Company covenants and agrees with the several Underwriters that:

          (a) The Company will (i) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission, under Rule 424(b) of the Rules and Regulations, a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

          (b) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

          (c) The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of the receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (d) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under (or obtain exemptions from the application of) the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common

Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

          (e) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

          (f) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

          (g) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

          (h) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

          (i) No offering, sale, short sale or other disposition of any shares of Common Shares of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Shares or derivative of Common Shares (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of RBC Dain Rauscher Inc. and SG Cowen Securities Corporation; provided, that this provision will not restrict the Company from awarding options to purchase its Common Shares or restricted stock grants pursuant to employee benefit plans as described in the Prospectus, issuing Common Shares upon exercise of options granted under employee benefit plans, or otherwise awarding or issuing Common Shares pursuant to employee benefit plans.

          (j) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq National Market. The Company will promptly deliver to the Underwriters copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the 1933 Act and listing of the Shares on the Nasdaq National Market.

          (k) The Company has caused each officer, director and principal stockholder of the Company listed on Schedule II hereto to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Shares of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 180 days after the date of this Agreement, directly or indirectly, except with the prior written consent of RBC Dain Rauscher Inc. and SG Cowen Securities Corporation ("Lockup Agreements"). The Company will enforce such Lockup Agreements and will direct the Company's transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such Lockup Agreements for the duration of the period contemplated in such agreements.

          (l) The Company shall apply the net proceeds of its sale of the Shares as described under the heading "Use of Proceeds" in the Prospectus and shall report with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

          (m) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

          (n) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Shares.

          (o) The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the Nasdaq National Market System which from time to time may be applicable to the Company and will file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463.

     6.   COVENANTS OF THE SELLING STOCKHOLDERS.

          Each of the Selling Stockholders covenants and agrees with the several Underwriters that:

          (a) No offering, sale, short sale or other disposition of any shares of Common Shares of the Company or other capital stock of the Company or other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by the Selling Stockholder or request the registration for the offer or sale of any of the foregoing (or as to which the Selling Stockholder has the right to direct the disposition of) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by such Selling Stockholder otherwise than hereunder or with the prior written consent of RBC Dain Rauscher Inc. and SG Cowen Securities Corporation.

          (b) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (c) Such Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

     7.   COSTS AND EXPENSES.

          Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, and except for the seven percent (7%) underwriters' discount charged to the Selling Stockholders upon the sale of the Option Shares, the Company agrees to pay (i) all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including, without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and the Selling Stockholders and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, Preliminary Prospectuses and the Prospectus; (ii) the filing fees of the Commission and all costs, fees and expenses (including legal fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under applicable state and foreign securities laws and blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares;
(iii) the fees of the Custodian and other fees and expenses related to the offering of Shares by the Selling Stockholders; (iv) all fees and expenses of the Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters, (v) all fees and expenses in connection with qualification and inclusion of the

Shares and the other then outstanding shares of Common Stock on the Nasdaq National Market, (vi) the cost of printing or producing any agreement among underwriters, this Agreement, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares. The provisions of this Section shall not affect any agreement which the Company and the Selling Stockholders may make for the allocation or sharing of such expenses and costs. To the extent, if at all, that any of the Selling Stockholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Stockholder.

          The Company and the Selling Stockholders shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or blue sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 8 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 13 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Stockholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by it them of the Shares.

     8.   CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

          The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Company and the Selling Stockholders contained herein, and to the performance by the Company and the Selling Stockholders of their covenants and obligations hereunder and to each of the following additional conditions:

          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Stockholders, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares. The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

     (b) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, the opinion of Fredrikson & Byron, P.A., counsel for the Company , the Subsidiaries and the Selling Stockholders, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters (and stating that it may be relied upon by Dorsey & Whitney LLP, counsel for the Underwriters) to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, or in which the failure to qualify would have a Material Adverse Effect upon the business of the Company and the Subsidiaries taken as a whole. To the knowledge of such counsel, based upon a review of the applicable corporate records provided to such counsel by the Company, the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or any of any of the Subsidiaries; and, to the best of such counsel's knowledge, the outstanding shares of capital stock of each of the Subsidiaries is owned free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.

          (ii) As of September 28, 2003, the Company had authorized and, to the knowledge of such counsel, outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of the Company's Common Shares have been duly authorized; the outstanding shares of the Company's Common Shares, including the Shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form; the shares of Common Shares, including the Option Shares, if any, to be sold by the Company and the Selling Stockholders pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; to the knowledge of such counsel, no preemptive rights of stockholders exist with respect to any of the Shares or the issue or sale thereof; and the Shares sold hereunder have been duly and validly authorized and qualified for inclusion on the Nasdaq National Market, subject to notice of issuance.

          (iii) Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Shares or other securities of the Company.

          (iv) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

          (v) The Registration Statement, the Prospectus and each amendment or supplement thereto is responsive to the requirements of the Act and the applicable rules and regulations thereunder in all material respects (except that such counsel need express no opinion as to the financial statements and related schedules therein).

          (vi) The statements under the captions `Management," "Related Party Transactions," "Description of Securities," "Shares Eligible for Future Sale" and "U.S. Federal Tax Considerations for Non-U.S. Holders" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

          (vii) To such counsel's knowledge, there is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed or incorporated by reference as required, and each description of the contracts and documents that are contained in the Registration Statement and Prospectus fairly presents in all material respects the information required under the Act and the Rules and Regulations.

          (viii) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus.

          (ix) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or By-Laws of the Company, or any agreement or instrument listed on Schedule III hereto to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound.

          (x) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company, and is a legal, valid and binding agreements of the Company, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity.

          (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and blue sky laws as to which such counsel need express no opinion) except such as have been obtained or made under the Act and the Rules and Regulations.

          (xii) To such counsel's knowledge after due inquiry and investigation, all offers and sales of the Company's capital stock during the three years prior to the date hereof were at all relevant times exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state and foreign securities laws and blue sky laws;

          (xiii) The Company is not required to register as an investment company under the 1940 Act.

          (xiv) This Agreement has been duly authorized, executed and delivered on behalf of the Selling Stockholders.

          (xv) Each Selling Stockholder has full legal right, power and authority, and any approval required by law (other than as required by State securities and blue sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Shares to be sold by such Selling Stockholder.

          (xvi) The Custodian Agreement and the Power of Attorney executed and delivered by each Selling Stockholder constitute valid, legal, and binding obligations of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity.

          (xvii) The Underwriters (assuming that they are protected purchasers within the meaning of the Uniform Commercial Code) have acquired all rights of each Selling Stockholder in the Shares being sold by such Selling Stockholder on the Closing Date, and the Option Closing Date, if any, free of any adverse claim.

     In rendering such opinion, Fredrikson & Byron, P.A. may rely as to matters governed by the laws of states other than Minnesota or Federal laws, on local counsel in such jurisdictions and as to the matters set forth in subparagraphs
(xiii), (xiv) and (xv) on opinions of other counsel representing the respective Selling Stockholders, provided that in each case Fredrikson & Byron, P.A. shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes them to conclude that (i) the Registration Statement,and Prospectus as amended or supplemented were not responsive in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; (ii) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
(iii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements and related schedules therein). With respect to such statement, Fredrikson & Byron, P.A. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

     (c) The Representatives shall have received from Dorsey & Whitney LLP, counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, with respect to the formation of the Company, the validity of the Shares and other related matters as the Representatives reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

     (d) The Representatives shall have received at or prior to the Closing Date from Dorsey & Whitney LLP a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or blue sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

     (e) You shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to you, of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin).

     (f) The Representatives shall have received on the Closing Date and the Op tion Closing Date, if any, a certificate or certificates of the Company's ChiefExecutive Officer and Chief Financial Officer, in their capacity as officers ofthe Company, to the effect that, as of the Closing Date or the Option ClosingDate, if any, each of them severally represents as follows:

          (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

          (ii) The representations and warranties of the Company contained in
Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, if any;

          (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

          (iv) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

          (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

     (g) The Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

     (h) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the Nasdaq National Market.

     (i) The Lockup Agreements described in Section 5(k) are in full force and effect.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Dorsey & Whitney LLP, counsel for the Underwriters.

     If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Stockholders of such termination in writing on or prior to the Closing Date or the Option Closing Date, if any.

     In such event, the Company, the Selling Stockholders and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 7 and10 hereof).

     9. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY AND THE SELLING
STOCKHOLDERS.

     The obligations of the Company and the Selling Stockholders to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     10. INDEMNIFICATION.

         (a) The Company agrees:

               (i) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that (x) the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted primarily from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that (y) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof, and (z) the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter if (I) a loss, claim, liability, expense or damage results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such Preliminary Prospectus, which untrue statement or omission was completely corrected in the Prospectus (as then amended or supplemented) and (II) the Company sustains the burden of proving that the Underwriters sold Shares to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) and (III) the Company had previously furnished copies thereof to the Underwriters within a reasonable amount of time prior to such sale or such confirmation and (IV) the Underwriters failed to deliver the corrected Prospectus, if required by law to have so delivered it and if delivered would have been a complete defense against the person asserting such loss, claim, liability, expense or damage.

               (ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

          (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof.

          (c) The Selling Stockholders agree to indemnify the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise, insofar as such loss, claim, damage or liability arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that a Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the

Underwriters by such Selling Stockholder, specifically for use in the preparation thereof. In no event, however, shall the liability of any Selling Stockholder for indemnification under this Section 10(c) exceed the proceeds received by such Selling Stockholder from the Underwriters in the offering. This indemnity obligation will be in addition to any liability that the Company may otherwise have.

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 10(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 10(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

          It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 10(a) and by the Company and the Selling Stockholders in the case of parties indemnified pursuant to Section 10(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

          (e) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

          (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

     11.  DEFAULT BY UNDERWRITERS.

          If on the Closing Date or the Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Stockholder), you, as the Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Stockholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholders except to the extent provided in Section 10 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     12. NOTICES.

          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

         if to the Underwriters, to         RBC Dain Rauscher Inc.
                                            c/o RBC Capital Markets
                                            60 South Sixth Street
                                            Minneapolis, MN  55402
                                            Attention: Syndicate Manager
                                            Fax: (612) 371-2763

         if to the Company or
         the Selling Stockholders, to       Buffalo Wild Wings, Inc.
                                            1600 Utica Avenue South
                                            Suite 700
                                            Minneapolis, MN  55416
                                            Attention: Sally Smith
                                                       Chief Executive Officer
                                            Fax: (612) 677-3834

     13. TERMINATION.

          (a) This Agreement may be terminated by you by notice to the Company and the Selling Stockholders at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change that has, had, or is reasonably likely to have, a Material Adverse Effect, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company's Common Shares by the Nasdaq National Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

         (b) as provided in Sections 8 and 11 of this Agreement.

     14. SUCCESSORS.

         This Agreement has been and is made solely for the benefit of the Company, the Selling Stockholders and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

     15. INFORMATION PROVIDED BY UNDERWRITERS.

         The Company, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information contained in the Prospectus (a) in the first paragraph under the caption "Underwriting - Commissions and Expenses" and
(b) under the caption "Underwriting - Electronic Distribution."

     16. MISCELLANEOUS.

         The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

         This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

                      remainder of page intentionally blank

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

     Any person executing and delivering this Agreement as attorney-in-fact for a Selling Stockholder represents by so doing that he has been duly appointed as attorney-in-fact by such Selling Stockholder pursuant to a validly existing and binding power of attorney which authorizes such attorney-in-fact to take such action.

                                      Very truly yours,

                                      BUFFALO WILD WINGS, INC.

                                      By _______________________________
                                         Sally Smith
                                         Chief Executive Officer

                                      Selling Stockholders listed on Schedule II

                                      By _______________________________
                                         Attorney-in-Fact

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

RBC DAIN RAUSCHER INC.
SG COWEN SECURITIES CORPORATION
MCDONALD INVESTMENTS INC.

As the Representatives of the several
Underwriters listed on Schedule I
By:  RBC Dain Rauscher Inc.

By:    ____________________________________

Name:  ____________________________________

Title: ____________________________________

                                                                     Exhibit 1.1

By:  SG Cowen Securities Corporation

By:    ___________________________________

Name:  ___________________________________

Title: ___________________________________

By:  McDonald Investments Inc.


By:    ___________________________________

Name:  ___________________________________

Title: ___________________________________

                                                                     Exhibit 1.1

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS

                                                        Number of Firm Shares
        Underwriter                                        to be Purchased
        -----------                                     ---------------------
RBC Dain Rauscher Inc.
SG Cowen Securities Corporation
McDonald Investments Inc.

others

     Total
                                                        ----------------------

                                                        ======================


                                                                    Exhibit 1.1

                                   SCHEDULE II

                        SCHEDULE OF SELLING STOCKHOLDERS

                                                        Number of Firm Shares
        Underwriter                                        to be Purchased
        -----------                                     ---------------------
Selling Stockholder #1
Selling Stockholder #2
Selling Stockholder #3



     Total
                                                        ----------------------

                                                        ======================

                                                                     Exhibit 1.1

                                  Schedule III

                       LIST OF INSTRUMENTS AND AGREEMENTS

                                                                     Exhibit 1.1

                                    EXHIBIT A
                              LIST OF SUBSIDIARIES